EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                          Percentage              State of
 Subsidiaries (1)                            Owned              Incorporation
 ----------------                            -----              -------------

Nantucket Bank                                100%              Massachusetts

N.B. Securities, Inc. (2)                     100%              Massachusetts



         (1)    The  operations  of  the   subsidiaries   are  included  in  the
                consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.

         (2)    Wholly-owned by Nantucket Bank.